N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Money Market Trust
Western Asset New York Tax Free Money Market Fund

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), Western Asset New York Tax Free
Money Market Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on July 29, 2016 (Accession No. 0001193125-16-663638).he Registrant also incorporates by reference Post-Effective Amendment No. 141 to Form N-1A filed on September 20, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-713668).